Exhibit

Item 102 B Matters submitted to a vote of securities holders

     a) Annual Meeting of Shareholders held on October 22, 1998

     b) Directors elected:

               James E. Andrews
               Donna C. Bennett
               J.W. Whiting Chisman, Jr.
               Jeffrey R. Ellis
               Eric L. Fox
               Roger L. Frost
               Ernest F. Hardee
               Henry U. Harris, III
               J. Alan Lindauer
               Robert I. Low
               Harold J. Marioneaux, Jr.
               Peter M. Meredith, Jr.
               Charles H. Merriman
               Augustus C. Miller
               Paul F. Miller
               Juan M. Montero, II
               R. Scott Morgan, Sr.
               James W. Noel, Jr.
               Richard G. Ornstein
               Richard A. Schreiber
               Jordan E. Slone

Additional director:

               Marvin S. Friedberg, appointed in May 1999

     c) Matters voted upon at the meeting

                                        Votes      Votes               Broker
                                         For      Against   Abstain   Non Vote*
                                      -----------------------------------------
item 1   To amend the Company's
         Articles of Incorporation    1,011,191    1,000    110,390    298,319
         attached as Exhibit A

item 2   To approve the Company's
         1998 Employee Stock
         Option Plan allocating         989,791   16,400    116,390    298,319
         100,000 shares for which
         awards may be granted

          *Broker non votes occur where a broker holding stock in street name does not vote those shares.

                          EXHIBIT A TO PROXY STATEMENT

                             ARTICLES OF AMENDMENT
                                       OF
                         WATERSIDE CAPITAL CORPORATION

     Pursuant to Section 13.1-710 of the Code of Virginia of 1950, as amended, the following information is provided:

     1. The name of the Corporation is Waterside Capital Corporation.

     2. Article VIII, Section 8.1 is hereby deleted from the Articles of Incorporation and replaced with the following section:

          8.1 Upon the occurrence of any of the events specified in 13 C.F.R. 107.1810(d)(I)-(6), 107.1810(f)(I)-(3), 107.1820(b) or 107.1820(c) as
     determined by the SBA, SBA shall have the right, and the corporation consents to, SBA's exercise of such right:

          (i) upon written notice, to require the corporation to replace, with individuals approved by SBA, one or more of the Corporation's officers and/or such number of members of the Corporation's Executive Committee as is sufficient to constitute a majority of such Executive Committee; or

          (ii) to obtain the appointment of SBA or its designee as receiver of the corporation pursuant to 311(c) of the SBIC Act for the purpose of continuing to operate the Corporation.

     3. Pursuant to Section 13.1-710 of the Code of Virginia of 1950, as amended, the Board of Directors of the Corporation submitted this amendment to the shareholders at the Annual Meeting of the shareholders on October 22, 1998.

     4. Pursuant to Section 13.1-654 of the Code of Virginia of 1950, as amended, the Shareholders of the Corporation adopted this amendment at the Annual Meeting of the Shareholders. Holders of shares of common stock were eligible to vote on the adoption of the amendment. At the close of business on August 14, 1998, the date fixed by the Board of Directors as the record date for the meeting of the shareholders, 1,420,900 shares of common stock were
outstanding. Of those shares,       were voted for the amendment,         were
voted against the amendment and     abstained. The number of shares of common
stock voted for the amendment was sufficient to approve the amendment.

     Dated the          day of          , 1998.

                                   WATERSIDE CAPITAL CORPORATION

                                   By _________________________________
                                      J. Alan Lindauer, President